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                                                                   Exhibit 10.60

                          AMENDMENT TO DEED OF LEASE
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     THIS AMENDMENT TO DEED OF LEASE ("Amendment") made and entered into this
18th day of November, 1999, by and between AMES CENTER, L.C., a Virginia limited liability company, hereinafter called "Lessor", and CAIS, INC., a Virginia corporation. hereinafter called "Lessee."


                             W I T N E S S E T H:

     WHEREAS, on the 10th day of August, 1999, the Lessor and Lessee entered into a Deed of Lease ("Lease") for the lease of the fourth floor and fifth floor ("Fourth Floor Demised Premises and Fifth Floor Demised Premises") in the building located at 1820 N. Fort Myer Drive, Arlington, Virginia (the "Building"); and

     WHEREAS, the Lessor desires to lease to the Lessee and the Lessee desires to lease from the Lessor Suite No. 700 on the seventh floor ("Seventh Floor Demised Premises") in the Building upon the terms and conditions hereinafter set forth; and

     WHEREAS, the parties are desirous of making certain modifications to the Lease as hereinafter set forth;

     NOW, THEREFORE, FURTHER WITNESSETH, that for and in consideration of the rents, mutual covenants and agreements hereinafter set forth, the parties hereto agree that the Lease be and the same is hereby amended as follows:

     1.  Section 1, DEMISED PREMISES.  After the date hereof, this Section is
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modified to provide that the Demised Premises shall consist of Suite No. 400 on the Fourth Floor Demised Premises, Suite No. 500 on the Fifth Floor Demises Premises, and Suite No. 700 on the Seventh Floor Demises Premises. The Demised Premises shall contain approximately 42,348 square feet (approximately 14,116 square feet per floor) as outlined on the floor plan attached hereto and made a part hereof as Exhibit A is determined in accordance with GWCAR standard method of measurement (revised June 1995).

     2.  Section 2, TERM.  The Term for the Seventh Floor Demised Premises shall
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commence on the 1st day of January 2000 (hereinafter called the "Seventh Floor
Commencement Date") and shall expire on the 28th day of February 2010 (the "Initial Term").

          In the event Lessor is unable to deliver possession of the Seventh Floor Demises Premises to Lessee by the Seventh Floor Commencement Date, with all of the Lessor's Work therein substantially completed due to causes beyond the control of the Lessor, Lessor, its
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agents and employees, shall not be liable or responsible for any claims, damages or liabilities arising in connection therewith or by reasons thereof, nor shall Lessee be excused or released from this Lease, because of Lessor's inability to deliver the Seventh Floor Demises Premises.

     3.   Section 4, RENT.
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          a.   Irrespective of any provision of this Amendment or the Lease,
Lessee's obligation to pay rent shall begin on January 1, 2000, and shall continue to remain an obligation of Lessee until completely satisfied.

          b. The Monthly Rent for the Seventh Floor Demises Premises shall be Twenty-Nine Thousand Nine Hundred Ninety-Six and 50/100 Dollars ($29,996.50) per month and shall commence on the Seventh Floor Commencement Date and the total Monthly Rent for the Fourth, Fifth and Seventh Floor Demises Premises shall be Eighty-Nine Thousand Nine Hundred Eighty-Nine and 50/100 Dollars ($89,989.50) per month.

          c. Commencing on January 1, 2001, and each twelve (12) months during the Initial Term and Extended Term, if applicable, the Monthly Rent for the Seventh Floor Demised Premises shall be increased by a sum equal to three percent (3%) of the Monthly Rental during the preceding twelve (12) month lease period.

          d. Lessee shall pay the first installment of Monthly Rent for the Seventh Floor Demised Premises concurrent with the execution of this Lease.

     4.   Section 5, SECURITY DEPOSIT.  Upon the execution of this Amendment,
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Lessee shall deposit with Lessor cash or an appropriate letter of credit in the amount of ONE HUNDRED SEVENTH-FIVE THOUSAND AND 00/100 DOLLARS ($175,000.00) ("Letter of Credit"). In the event the Lessee is not in Default under the terms of this Lease, after notice to the Lessee and the expiration of the applicable cure period, Lessee shall have the right to reduce the amount of the said Letter of Credit as of January 1, 2001, and the remainder of the Term, to THIRTY THOUSAND AND 00/100 DOLLARS ($30,000.00). All other provisions of Section 5 of the Lease shall be applicable to the Security Deposit for the Seventh Floor Demised Premises.

     5.   Section 7, RENTAL ESCALATIONS FOR INCREASE IN EXPENSES.
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          d.   Add the following to the second paragraph thereof: "From and after the Seventh Floor Commencement Date, the Lessee's share of the increase shall be 26.175% of the total increase, which share shall be increased if the Demised Premises shall be increased during the Term or any renewal hereof."
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     6.   Section 11, REAL ESTATE AND OTHER TAXES OR ASSESSMENTS.
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          c.   Amend the second paragraph by adding the following at the end:
"Lessee's share, as aforesaid, shall be 26.175% of the total increase from and after the Seventh Floor Commencement Date."

               Amend the third paragraph by inserting the following after the word "refund" in the second sentence thereof: "which percentage shall increase to 26.175% from and after the Seventh Floor Commencement Date."

     7.   Section 66, FIRST RIGHT TO LEASE.  The parties agree that the Lessee's
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right to lease any space on the 1st and 2nd floors of the Building, as set forth in Section 66, is hereby terminated.

     8. The provisions contained within Section 65 of the Lease pertaining to the provision by Lessor of the Lessor's Allowance, the Lessor's Additional Allowance and the Base Building Environment shall fully apply to the Seventh Floor Demised Premises. All remaining provisions of the Lease which apply to the Fourth Floor Demised Premises and Fifth Floor Demised Premises shall be fully applicable to the Seventh Floor Demised Premises, except to the extent such provisions are inconsistent with the terms of this Amendment, in which event the terms of this Amendment shall prevail. The Lessor and the Lessee agree that, with respect to the Fifth Floor Commencement Date, the Monthly Rent shall commence as of March 1, 2000, irrespective of whether or not the Lessee occupies the Fifth Floor Demised Premises prior to March 1, 2000.

     9. Except as expressly set forth in this Amendment, all other terms, conditions and provisions of the Lease shall remain in full force and effect.

     IN WITNESS WHEREOF, Lessor and Lessee have caused this Amendment to be signed in their names by their duly authorized representatives and delivered as their act and deed, intending to be legally bound by its terms and provisions.


                                   LESSOR:

                                   AMES CENTER, L.C.,
                                   a Virginia Limited Liability Company

                                   By:  SNELL CONSTRUCTION CORPORATION,
                                        Manager

                                   By: ________________________________(SEAL)
                                       Its:

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                                   LESSEE:
                                   CAIS, INC.



                                   By:______________________________(SEAL)
                                   Its:_____________________________

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